SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003 (August 28, 2003)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Square, P.O. Box 4887, Lancaster, PA 17604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 717-291-2411

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

On August 28, 2003, Fulton Financial Corporation (“Fulton”) and Resource Bankshares Corporation (“Resource”) executed a First Amendment to Agreement and Plan of Merger, amending the Agreement and Plan of Merger which had been executed by them on August 25, 2003, in order to clarify and confirm that the declaration (and subsequent payment) of Resource’s regular dividend scheduled to be declared on October 1, 2003 (and paid thereafter) is to be permitted.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to Item 7(c) of Form 8-K, Fulton hereby files the following exhibits in accordance with Item 601 of Regulation S-K:

Number	Title
99.1	First Amendment to Agreement and Plan of Merger, dated August 28, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

Date: August 28, 2003	By:	/s/ Charles J. Nugent
Name: Charles J. Nugent Title: Senior Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Page Number

in Manually

Signed Original

99.1	First Amendment to Agreement and Plan of Merger, dated August 28, 2003

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